                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              TRIMAS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              TRIMAS CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
                         Commom Stock, $.01 par value
- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                  36,535,857
- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:
                                April 7, 1995
- --------------------------------------------------------------------------------

                           (TRIMAS CORPORATION LOGO)

                          315 East Eisenhower Parkway
                           Ann Arbor, Michigan 48108

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of TriMas Corporation:

The Annual Meeting of Stockholders of TriMas Corporation will be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Wednesday, May 10, 1995, at 11:00 A.M., Eastern daylight time. The purposes of the meeting, which are set forth in detail in the accompanying Proxy Statement, are:

     1. To elect two Class I Directors;

     2. To consider and act upon a proposal to approve the 1995 Long Term Stock Incentive Plan; and

     3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 17, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to be present at the meeting, you are requested to sign and return the Proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Your prompt attention will be appreciated. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

By Order of the Board of Directors

[SIG]

EUGENE A. GARGARO, JR., Secretary

April 7, 1995

                                PROXY STATEMENT

                     TO BE MAILED ON OR ABOUT APRIL 7, 1995

                       ANNUAL MEETING OF STOCKHOLDERS OF

                               TRIMAS CORPORATION

                                  MAY 10, 1995

                              GENERAL INFORMATION

The solicitation of the enclosed Proxy is made by the Board of Directors of TriMas Corporation for use at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor, Michigan 48108, on Wednesday, May 10, 1995, at 11:00 A.M., Eastern daylight time, and at any adjournment thereof.

The expense of this solicitation will be borne by the Company. Solicitation will be by use of the mails, and executive officers and other employees of the Company may solicit Proxies, without extra compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Company Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding Proxies and Proxy materials to beneficial owners.

Stockholders of record as of the close of business on March 17, 1995, will be entitled to vote at the meeting. Each share of outstanding Company Common Stock is entitled to one vote. As of March 17, 1995, there were 36,535,857 shares of Company Common Stock, $.01 par value, outstanding and entitled to vote. Presence in person or by proxy of holders of a majority of outstanding shares of Company Common Stock will constitute a quorum at the meeting. Broker non-votes and abstentions will be counted toward the establishment of a quorum. The Company has been advised that Masco Corporation, MascoTech, Inc. and Directors and executive officers of the Company hold in the aggregate approximately 56 percent of Company Common Stock and intend to vote their shares in favor of the nominees, for the proposal described in the Proxy Statement and in accordance with the recommendations of the Company's Board of Directors.

The shares represented by the Proxy will be voted as instructed if received in time for the meeting. Any person signing and mailing the Proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Eugene A. Gargaro, Jr., Secretary) at its executive offices at 315 East Eisenhower Parkway, Ann Arbor, Michigan 48108, or at the Annual Meeting.

                             ELECTION OF DIRECTORS

Two Directors, constituting one-third of the Board of Directors, are to be elected at the meeting. The nominees, if elected, will serve as Class I Directors for a term expiring at the 1998 Annual Meeting or until their respective successors are elected and qualified. The Class II and Class III Directors will continue in office for their respective terms. The Board of Directors proposes the re-election of Brian P. Campbell and John A. Morgan to serve as Class I Directors and intends that the persons named as proxies in the Proxy will vote the shares represented by each Proxy for the election as Directors of such nominees unless a contrary direction is indicated. If prior to the meeting either nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named as proxies will vote for such alternate nominee, if any, as may be recommended by the Board of Directors.

Assuming a quorum is present, Directors are elected by a plurality of the votes cast by the holders of Company Common Stock. The two individuals who receive the largest number of votes cast will be elected as Directors; therefore, shares not voted (whether due to abstention or broker non-vote) do not affect the election of Directors.

Information concerning the nominees and continuing Directors is set forth below.

                                                                                        SHARES OF
                                                                                      COMPANY COMMON
                                                                                          STOCK
                      NAME, AGE, PRINCIPAL                            HAS SERVED       BENEFICIALLY
                  OCCUPATION AND DIRECTORSHIPS                           AS A          OWNED AS OF
             OF OTHER PUBLICLY REGISTERED COMPANIES                 DIRECTOR SINCE    MARCH 15, 1995
- -----------------------------------------------------------------  ----------------   --------------
  CLASS I (NOMINEES FOR TERM TO EXPIRE AT 1998 ANNUAL MEETING)

Brian P. Campbell, 54                                                    1986            1,350,826
  President of the Company

John A. Morgan, 64                                                       1989                8,000
  Partner, Morgan Lewis Githens & Ahn, investment bankers;
  Director of FlightSafety International, Inc., Masco
  Corporation, MascoTech, Inc. and McDermott International, Inc.

  CLASS II (TERM TO EXPIRE AT 1996 ANNUAL MEETING)

Richard A. Manoogian, 58                                                 1986            1,801,852
  Chairman of the Board of the Company, Chairman of the Board and
  Chief Executive Officer of Masco Corporation and MascoTech,
  Inc.; Director of NBD Bancorp, Inc.

Herbert S. Amster, 60                                                    1989               22,500
  Chairman, Industrial Technology Institute, a manufacturing research organization; Director of Jacobson Stores Inc.

  CLASS III (TERM TO EXPIRE AT 1997 ANNUAL MEETING)

Eugene A. Gargaro, Jr., 53                                               1989               65,468
  Vice President and Secretary of Masco Corporation; Director of
  Allied Digital Technologies Corporation and MascoTech, Inc.

Helmut F. Stern, 75                                                      1989              317,750
  President, Arcanum Corporation, a private research and
  development company

For further information concerning beneficial ownership, see "Security Ownership of Management and Certain Beneficial Owners." For further information concerning MascoTech, Inc. and Masco Corporation, see "Certain Relationships and Related Transactions."

Messrs. Campbell, Manoogian, Morgan and Stern have been engaged during the past five years in the occupations listed in the preceding table. Mr. Gargaro was a partner in the law firm of Dykema Gossett until he became Vice President and Secretary of Masco Corporation in October 1993. Mr. Amster was a founder of Irwin Magnetic Systems, Inc., a producer of minicartridge tape drives, and served as Chairman from April 1985 until its acquisition by Cipher Data Products, Inc. in April 1989 where he served as Senior Vice President until August 1990. In March 1993 Mr. Amster became Chairman of the Board of the Industrial Technology Institute, a manufacturing research organization, where he has served as a director since March 1992.

The Board of Directors held four meetings during 1994. Each Director (other than Messrs. Manoogian and Campbell, who are also Company employees) receives an annual fee of $24,000 and $1,000 for each Board of Directors meeting (and committee meeting if not held on a date on which the entire Board holds a meeting) which the Director physically attends. The Audit Committee of the Board of Directors, consisting of Messrs. Amster, Morgan and Stern, held two meetings during 1994. It reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent accountants, the scope of audit procedures, the Company's internal audit program and results, the nature of services to be performed by the independent accountants and the Company's accounting practices. The Compensation Committee of the Board of Directors, consisting of Messrs. Gargaro, Morgan and Stern, held four meetings during 1994. It establishes and monitors executive compensation and administers and determines awards and options granted under the Company's stock incentive and stock option plans. See "Compensation Committee Report on Executive Compensation." The Board of Directors has not established a separate committee of its members to nominate candidates for election as Directors. All Directors attended more than 75 percent of the 1994 meetings of the Board and of the committees on which such Directors serve, except Mr. Morgan who was unable to do so because of scheduling conflicts. Mr. Morgan devotes time to Company matters outside of formal Board meetings, and all actions taken by the Board in his absence were reviewed with Mr. Morgan by telephone either during or immediately after each meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of Company Common Stock as of March 15, 1995, by (i) all persons known by the Company to be the beneficial owners of five percent or more of Company Common Stock, (ii) each of the Directors, (iii) each of the executive officers, and
(iv) the Directors and executive officers as a group.

                                                            SHARES OF        PERCENTAGE
                                                             COMPANY             OF
                                                             COMMON           COMPANY
                                                              STOCK         COMMON STOCK
                                                           BENEFICIALLY     BENEFICIALLY
                        NAME AND ADDRESS                      OWNED            OWNED
                        ----------------                   -----------      ------------
        MascoTech, Inc.
          21001 Van Born Road
          Taylor, Michigan 48180                            15,191,109          41.6%

        Masco Corporation
          21001 Van Born Road
          Taylor, Michigan 48180                             1,933,708           5.3%

        Herbert S. Amster                                       22,500             *

        Brian P. Campbell                                    1,350,826           3.7%

        Peter C. DeChants                                       45,970             *

        Eugene A. Gargaro, Jr.                                  65,468             *

        Richard A. Manoogian                                 1,801,852           4.9%

        William E. Meyers                                       63,080             *

        John A. Morgan                                           8,000             *

        Helmut F. Stern                                        317,750             *

        All eight Directors and executive officers of
          the Company as a group (excluding subsidiary,
          divisional and group executives)                   3,673,446          10.0%

- -------------------------
* Less than one percent

Information regarding Company Common Stock owned by Messrs. Manoogian and Gargaro and all Directors and executive officers of the Company as a group includes in each case 2,000 shares owned by a charitable foundation, of which Messrs. Manoogian and Gargaro are directors. Shares owned by Mr. Manoogian and by all Directors and executive officers of the Company as a group include 31,008 shares owned by a charitable foundation, of which Mr. Manoogian is a director. Shares owned by Mr. Gargaro and all Directors and executive officers of the Company as a group include 7,184 shares owned by a charitable foundation of which Mr. Gargaro is a director, and 6,284 shares held by trusts of which Mr. Gargaro is a trustee. Shares owned by Mr. Campbell and all Directors and executive officers of the Company as a group include 5,000 shares held by a trust of which Mr. Campbell is a trustee. The directors of the foundations and the trustees exercise voting and investment power with respect to Company Common Stock owned by the foundations and trusts, but Messrs. Manoogian, Gargaro and Campbell disclaim beneficial ownership of such shares. The table also includes 136,000 shares for Mr. Campbell, 16,000 shares for Mr. Meyers, 16,000 shares for Mr. DeChants, and 168,000 shares for all Directors and executive officers of the Company as a group issuable under stock options to the extent such options are exercisable prior to May 15, 1995, as well as unvested shares held under the Company's 1988 Restricted Stock Incentive Plan described under "Compensation of Executive Officers" (121,988 shares for Mr. Campbell, 25,590 shares for Mr. Meyers, 20,684 shares for Mr. DeChants and 168,262 shares for all Directors and executive officers as a group). Except for shares owned by the foundations and the trusts of which Mr. Gargaro is a trustee, shares issuable upon exercise of options, and the unvested and restricted shares referred to above, shares are owned with sole voting and investment power. Mr. Manoogian, Mr. Campbell, MascoTech, Inc. and Masco Corporation may each be deemed a controlling person of the Company by reason of their respective ownership of shares of the Company's Common Stock, Mr. Manoogian's and Mr. Campbell's positions as Directors and executive officers of the Company and the other matters described under "Certain Relationships and Related Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy. The overall focus of TriMas Corporation's compensation program is to enhance shareholder value through attainment of the Company's strategic goals. The executive compensation program is intended to motivate executives by rewarding them for achieving results and, therefore, a significant portion of the total compensation to Company executives is "at risk."

The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for establishing and monitoring executive compensation. The Committee has a subjective approach to compensation and consequently uses its discretion to set executive compensation at levels warranted in its judgment by both external and internal circumstances.

Although the Committee considers a variety of factors when it establishes compensation, it does not weight them or utilize them in formulas. In general, the relevant factors considered by the Committee are the Company's operating and financial performance (both relative to internal criteria and to the performance of comparable companies); the performance, responsibilities and tenure of individual executives; the competitive environment for skilled executive talent; and general economic conditions and outlook.

The objectives of the Company's executive compensation program are to:

        - Support the achievement of desired Company performance by ensuring that an appropriate relationship exists between executive compensation and the creation of long-term shareholder value.

        - Provide compensation that will motivate, attract and retain superior management talent and reward performance.

        - Align the executive officers' interests with the success of the Company by placing a significant portion of their compensation "at risk."

Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock awards. The Compensation Committee reviews the Company's annual and long-term goals when considering compensation of executive officers, but compensation decisions are a function of the Compensation Committee's discretionary judgment rather than the application of plan formulas.

The Committee is familiar with Internal Revenue Code Section 162(m), which limits the deductibility of annual executive compensation in excess of $1,000,000 for the highest paid executives. The Committee does not anticipate that compensation will exceed such amount for the foreseeable future and therefore has not taken action with respect to this issue. The Committee will continue to review the compensation of the Company's executives and to evaluate the impact of Section 162(m) and regulations issued thereunder.

Base Salary. In determining base salaries, the Committee takes into account individual experience and contributions to the Company's performance, as well as specific issues particular to the Company.

Annual Incentive Compensation. The purpose of the Company's annual incentive compensation program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve the Company's annual goals and long-term growth and performance.

Stock Option and Restricted Stock Award Program. The stock option and restricted stock award program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct relationship between executive compensation and shareholder returns. The Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of the Company, and the maximizing of shareholder returns, with an opportunity to increase their ownership of Company Common Stock, the best interests of shareholders and executives will be more closely aligned. The Company's stock options and restricted stock awards vest over periods of eight and ten years which increases the long-term aspect of these awards. The Committee considers the history of awards previously granted in determining new grants. As a result of the Company's extended vesting schedule, the dollar value of these stock-based incentives can appreciate to substantial amounts since there is a longer time period for the Company stock price to appreciate. Many other companies have a shorter vesting schedule which enables individuals to receive their incentives in a shorter time period.

Discussion of 1994 Executive Officer Compensation. In considering changes in compensation of executive officers for 1994, the Committee has reviewed compensation levels and both Company and individual performances within the framework of the Company's compensation philosophy, as well as the Company's financial performance during the year as described above.

Mr. Manoogian, who serves as the Chairman of the Board and is active in Company affairs, is not a full-time employee of the Company. This is reflected in the level of Mr. Manoogian's cash compensation, as well as in the responsibilities and compensation of Mr. Campbell. Mr. Manoogian has not participated in the stock option and restricted stock award program or the Company's retirement or other benefit programs.

                                        Eugene A. Gargaro, Jr., Chairman
                                        John A. Morgan
                                        Helmut F. Stern

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table summarizes the annual and long-term compensation of the Company's executive officers for 1994, 1993 and 1992.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                   ------------------------
                                                                            AWARDS
                                                                   ------------------------
                                       ANNUAL COMPENSATION         RESTRICTED    SECURITIES
                                   ----------------------------      STOCK       UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      AWARDS(1)      OPTIONS      COMPENSATION(2)
  ---------------------------      ----    --------    --------    ----------    ----------    ---------------
Richard A. Manoogian               1994    $100,000           0            0          0                  0
  Chairman of the Board            1993     100,000           0            0          0                  0
                                   1992     100,000           0            0          0                  0

Brian P. Campbell                  1994     460,000    $265,000     $260,000          0            $32,000
  President                        1993     436,000     245,000      204,000          0             16,000
                                   1992     410,000     225,000      119,000          0             15,000

William E. Meyers                  1994     162,000      80,000       92,000          0             11,000
  Vice President - Controller      1993     152,000      70,000       58,000          0             10,000
                                   1992     142,000      58,000       41,000          0              9,000

Peter C. DeChants                  1994     157,000      63,000       81,000          0             10,000
  Vice President - Treasurer       1993     148,000      55,000       44,000          0             10,000
                                   1992     140,000      40,000       20,000          0              9,000

- -------------------------
(1) This column sets forth the dollar value as of the date of grant of awards of restricted stock made in 1994, 1993 and 1992 under the Company's 1988 Restricted Stock Incentive Plan. Restricted stock awards granted to date vest over a period of ten years from the date of grant with ten percent of each award vesting annually. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. Mr. Manoogian has not participated in this plan. The following number of shares were awarded to the participating executive officers in 1994: Mr. Campbell -- 10,000 shares; Mr. Meyers -- 3,540 shares; and Mr. DeChants -- 3,100 shares. As of December 31, 1994, the aggregate number and market value of restricted shares of Company Common Stock held by the participating executive officers were: Mr. Campbell -- 120,142 shares valued at $2,403,000; Mr. Meyers -- 24,786 shares valued at $496,000; and Mr. DeChants -- 19,608 shares valued at $392,000. Recipients of restricted stock awards have the right to receive dividends on unvested shares.

(2) This column includes Company contributions and allocations under the Company's defined contribution retirement plans for each year for the accounts of each of the executive officers other than Mr. Manoogian, who does not participate in these plans.

OPTION YEAR-END VALUE TABLE

The following table sets forth information concerning the value at December 31, 1994, of unexercised options held by each executive officer. Options vest over a period of eight years from the date of grant and expire ten years from the date of grant. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The value of unexercised options reflects the increase in market value of Company Common Stock from the date of grant through December 31, 1994 (the closing price of Company Common Stock on December 30, 1994, was $20 per share). Value actually realized upon exercise by the executive officers will depend on the value of Company Common Stock at the time of exercise.

                                                        DECEMBER 31, 1994, OPTION VALUE
                                        ---------------------------------------------------------------
                                                  NUMBER OF                   VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                                              DECEMBER 31, 1994               AT DECEMBER 31, 1994
                                        -----------------------------     -----------------------------
                NAME                    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE     EXERCISABLE
                ----                    -------------     -----------     -------------     -----------
Richard A. Manoogian                             0                0                  0                0
Brian P. Campbell                          134,000          126,000        $ 1,579,000      $ 1,534,000
William E. Meyers                           28,000           12,000            312,000          134,000
Peter C. DeChants                           28,000           12,000            312,000          134,000

PENSION PLANS

The executive officers other than Mr. Manoogian participate in pension plans maintained by the Company for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE(1)
                     ----------------------------------------------------------------------------------------------------
REMUNERATION(2)             5                    10                   15                   20                   25
- ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
    $100,000             $      5,645         $     11,290         $     16,935         $     22,580         $     28,225
     200,000                   11,290               22,580               33,870               45,161               56,451
     300,000                   16,935               33,870               50,806               67,741               84,676
     400,000                   22,580               45,161               67,741               90,321              112,902
     500,000                   28,225               56,451               84,676              112,902              141,127
     600,000                   33,870               67,741              101,611              135,482              169,352


REMUNERATION(2)          30
- ----------------  ----------------
    $100,000          $     33,870
     200,000                67,741
     300,000               101,611
     400,000               135,482
     500,000               169,352
     600,000               203,223

- -------------------------

(1) The plans provide for service credit for employment with any of the Company, Masco Corporation, MascoTech, Inc. and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation or MascoTech, Inc. plan. The table does not depict Internal Revenue Code ("Code") limitations on tax-qualified plans because one of the plans is a non-qualified plan established by the Company to restore for certain salaried employees (including the executive officers) benefits that are otherwise limited by the Code. Approximate years of credited service for each of the executive officers participating in the plans are: Mr. Campbell -- 21; Mr. Meyers -- 7; and Mr. DeChants -- 5.

(2) For purposes of determining benefits payable, remuneration is equal to the average of the highest five consecutive January 1 annual base salary rates paid by the Company prior to retirement.

Under the Company's Supplemental Executive Retirement and Disability Plan, certain executive officers and other key executives of the Company, or any company in which the Company or a subsidiary owns at least 20 percent of the voting stock, may receive retirement benefits in addition to those provided under the Company's other retirement plans and supplemental disability benefits. Each participant is designated by the Compensation Committee or the Chairman of the Board (and approved by the Compensation Committee in the case of the executive officers) to receive annually upon retirement on or after the age of 65, an amount which, when combined with benefits from the

Company's other retirement plans and for most participants any retirement benefits payable by reason of employment by prior employers, equals 60 percent of the average of the participant's highest three years' cash compensation (limited to base salary and regular year-end cash bonus) up to an annual payment which when combined with benefits under the Company's non-qualified plan may not exceed a maximum, currently $366,460. A participant may also receive supplemental medical benefits. A participant who has been employed at least two years and becomes disabled prior to retirement will receive annually 60 percent of the participant's total annualized cash compensation in the year in which the participant becomes disabled, subject to certain limitations on the maximum payment and reduced by benefits payable pursuant to the Company's long-term disability insurance and similar plans. Upon a disabled participant's reaching age 65, such participant receives the annual cash benefits payable upon retirement, as determined above. A surviving spouse will receive reduced benefits upon the participant's death. Participants are required to agree that they will not engage in competitive activities for at least two years after termination of employment, and if employment terminates by reason of retirement or disability, during such longer period as benefits are received under this Plan. The executive officers other than Mr. Manoogian participate in this Plan.

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on Company Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P Manufacturing Diversified Index for the period commencing January 1, 1990, and ending December 31, 1994. The graph assumes investments of $100 on December 31, 1989, in Company Common Stock, the S&P 500 Stock Index and the S&P Manufacturing Diversified Index, and the reinvestment of dividends.




                                    [GRAPH]




The table below sets forth the value as of December 31 of each of the years indicated of a $100 investment made on December 31, 1989, in each of Company Common Stock, the S&P 500 Stock Index and the S&P Manufacturing Diversified Index, and the reinvestment of dividends.

      Measurement Period                                          S&P Mfg Di-
    (Fiscal Year Covered)           TriMas          S&P 500        versified
1989                                    100.00          100.00          100.00
1990                                     69.56           96.89           99.13
1991                                     93.64          126.28          121.49
1992                                    155.49          135.88          131.67
1993                                    263.04          149.52          159.82
1994                                    217.10          151.55          165.46

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors consists of Messrs. Gargaro, Morgan, and Stern. Mr. Gargaro is the Secretary of the Company (although he is not an employee) and is an executive officer of Masco Corporation. Richard A. Manoogian, an executive officer of the Company, is a director of Masco Corporation.

                          PROPOSAL TO APPROVE THE 1995
                         LONG TERM STOCK INCENTIVE PLAN

The Board of Directors has adopted and is presenting for stockholder approval the TriMas Corporation 1995 Long Term Stock Incentive Plan (the "1995 Plan"). The 1995 Plan is designed to encourage selected employees of and consultants to the Company and its affiliates to acquire a proprietary interest in the Company's growth and performance in order to provide an increased incentive for such individuals to contribute to the Company's future success and prosperity. The Board believes the 1995 Plan will enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom the Company's sustained progress, growth and profitability depend, thus enhancing the value of the Company for the benefit of its stockholders. The following summary is qualified in its entirety by reference to the full text of the 1995 Plan attached to this Proxy Statement as Annex A.

The Company's 1988 Restricted Stock Incentive Plan and its 1988 Stock Option Plan (collectively, the "Old Plans") have an aggregate of approximately 200,000 shares remaining available for awards. See "Compensation of Executive Officers." The Board of Directors believes that the institution of the 1995 Plan, making additional shares available for future awards and options, is now advisable. Accordingly, the Board of Directors has adopted the 1995 Plan and proposes and recommends approval by the stockholders. The 1995 Plan would authorize the granting of awards from the date of its approval by stockholders until the shares authorized for issuance thereunder have been exhausted. After the 1995 Plan is approved by stockholders, no further awards will be made under prior plans.

General Information

The 1995 Plan provides for greater flexibility to the Company than the Old Plans by permitting, among other things, additional types of awards and greater latitude as to the terms and conditions of awards, by allowing any awards to be granted either alone or in combination with or substitution for other awards and by increasing the number of shares available for awards. Employees of and consultants to the Company and its affiliates are eligible to receive awards under the 1995 Plan. An affiliate is any entity in which the Company has a 20 percent or greater equity interest and any other entity in which the committee administering the 1995 Plan determines the Company has a significant equity interest.

The 1995 Plan permits granting awards for: (i) stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code and restoration options described below, (ii) stock appreciation rights ("SARs"), (iii) restricted stock and restricted stock units, (iv) performance awards, (v) dividend equivalents and (vi) other awards valued in whole or in part by reference to or otherwise based on Company Common Stock ("other stock-based awards"). The 1995 Plan will be administered by a committee composed of at least two of the Company's Directors, each of whom must be a "disinterested person" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The committee will have the authority to establish rules for the administration of the 1995 Plan; to select the employees and consultants to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards. The committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. Determinations and interpretations of the committee will be binding on all parties. The committee may delegate to one or more Directors who may be participants in the 1995 Plan the authority to grant awards to individuals who are not subject to Section 16 of the Exchange Act. Because awards under the 1995 Plan are made at the discretion of the committee, benefits to be received by the participants for 1995 and the benefits that would have been received by the participants for 1994 cannot be determined.

The Board may amend, alter or discontinue the 1995 Plan at any time, but stockholder approval of any such amendment must generally be obtained if such approval is necessary to maintain the 1995 Plan's compliance with Rule 16b-3. No amendment may impair the rights of any outstanding award holder without such holder's consent.

Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the committee shall determine. No participant may receive stock-based awards in any calendar year that relate to more than 400,000 shares of Company Common Stock; provided, however, that number may be increased with respect to any participant by any shares available for grant to such participant in any prior years that were not granted in such prior years. Any shares of stock deliverable under the 1995 Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Subject to certain limited exceptions and the authority of the committee to determine otherwise, awards under the 1995 Plan may not be transferred. The 1995 Plan provides that immediately upon certain events constituting a change in control of the Company, Masco Corporation or MascoTech, Inc. the vesting of all rights of participants accelerates and all restrictions on awards terminate.

The committee establishes the purchase price per share for options, the term of options, the time at which they may be exercised and such other terms as the committee deems appropriate. Unless the committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise, and options may be exercised for only a limited period of time following termination of the employment or consulting relationship (up to one year in the event of death). If the exercise price of an option granted under the 1995 Plan or of any other option is paid in Company Common Stock, the committee may grant the exercising optionee a restoration option covering a number of shares equal to the number of shares delivered upon such exercise. The closing price of Company Common Stock on March 15, 1995 was $21 3/4 per share.

The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

A restricted stock award may provide the recipient with all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends. Restricted stock and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse. In general, unless the committee determines otherwise all shares of restricted stock are forfeited upon termination of the employment or consulting relationship during the restricted period, except that if termination is due to death or permanent and total disability all restrictions lapse immediately and if termination of employment is due to retirement the restrictions continue to lapse in the same manner as though employment had not terminated.

Performance awards will provide the holder thereof rights valued as determined by the committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Dividend equivalents will entitle the holder thereof to receive payments equivalent to dividends or interest with respect to a specified number of shares. The committee is also authorized to establish the terms and conditions of other stock-based awards.

There are 2,000,000 shares of Company Common Stock initially available for issuance under the 1995 Plan. In addition, if the Company acquires shares of Company Common Stock as full or partial payment for the exercise of any option granted or acquires shares in connection with the 1995 Plan or any other employee stock option or restricted stock issued by the Company, in open-market transactions or otherwise, up to 2,000,000 of such shares may be included in the number of shares available for awards under the 1995 Plan. If any shares subject to an award under the 1995 Plan are forfeited or if any such award terminates, the shares previously covered by such award are considered as acquired shares and may be available for future awards under the 1995 Plan, subject to the foregoing limitation. Acquired shares in excess of such limitation may be included in the number of shares available for awards to the extent that such inclusion is consistent with the requirements of Rule 16b-3. The Company has had a practice of acquiring shares on the open market in connection with awards of restricted stock and shares issued pursuant to option exercises under prior plans.

If another company is acquired by the Company or an affiliate in the future, any awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 1995 Plan but would not decrease the number of shares available for grant under the 1995 Plan, except with respect to individuals subject to Section 16 of the Exchange Act. Except for such awards and except to avoid double counting with respect to certain awards granted in tandem with or in substitution for other awards granted under the 1995 Plan, all awards granted will be counted against the overall limits on the number of shares available pursuant to procedures to be specified by the committee.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the committee may in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (2) outstanding awards, including without limitation the number and type of shares (or other securities or property) subject thereto, and (3) the grant, purchase or exercise price with respect to any award, and may make provision for a cash payment to the holder of an outstanding award. The committee will also be authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

The committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1995 Plan or in any award in the manner and to the extent it shall deem desirable to carry the 1995 Plan into effect. Nothing contained in the 1995 Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1995 Plan. The grant of a stock option or SAR will generally create no immediate tax consequences for the recipient, or the Company or an affiliate employing such individual. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and the employer will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and that amount is also deductible by the employer.

The tax consequence to an optionee of a disposition of shares acquired through the exercise of an SAR or a stock option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising an SAR or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

With respect to other awards granted under the 1995 Plan that are settled either in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for such shares or other property by the participant, and the employer will then be entitled to a deduction for the same amount.

The affirmative vote of holders of a majority of the shares of Company Common Stock present and entitled to vote at the Annual Meeting is required for approval of the proposed 1995 Long Term Stock Incentive Plan. Broker non-votes do not affect the approval of the 1995 Plan. Abstentions are considered present and entitled to vote and therefore have the effect of votes against the 1995 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 LONG TERM STOCK INCENTIVE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective October 1, 1988, the Company acquired various businesses (the "MascoTech businesses") and cash from MascoTech, Inc. in exchange for securities of the Company. In a related transaction, Masco Corporation, which prior to such acquisition had an equity ownership interest in the Company, purchased for cash additional Company Common Stock. The Company became a public corporation in February 1989 when approximately 28 percent of the then outstanding shares of Company Common Stock was distributed by Masco Corporation to its stockholders as a special dividend. As part of these transactions, the Company entered into certain agreements with Masco Corporation and MascoTech, Inc.

Under a Corporate Services Agreement, Masco Corporation provides the Company and its subsidiaries with use of Masco Corporation's data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for the Company's payment of an annual base service fee of .8 percent of its consolidated annual net sales, subject to certain adjustments. This agreement also provides for various license rights and the confidential treatment of certain information which may arise from Masco Corporation's performance of research and development services on behalf of the Company. The Company paid Masco Corporation approximately $3.0 million for 1994 under the Corporate Services Agreement, which is terminable by the Company at any time upon at least 90 days notice and by Masco Corporation at the end of any calendar year upon at least 180 days notice.

The Company, Masco Corporation and MascoTech, Inc. have entered into a Corporate Opportunities Agreement to address potential conflicts of interest with respect to future business opportunities. This agreement materially restricts the Company's ability to enter into businesses in which Masco Corporation or MascoTech, Inc. are engaged without their respective consents. This agreement will continue in effect until at least two years after the termination of the Corporate Services Agreement and thereafter will be renewed automatically for one-year periods, subject to termination by any party at least 90 days prior to any such scheduled renewal date.

Under a Stock Repurchase Agreement, Masco Corporation and MascoTech, Inc. have the right to sell to the Company, at fair market value, shares of Company Common Stock under certain circumstances that would result in an increase in their respective ownership percentage of the then outstanding Company Common Stock. Masco Corporation and MascoTech, Inc. have advised the Company that they intend to exercise their respective rights whenever necessary to prevent their ownership interest in Company Common Stock from equaling or exceeding 20 percent in the case of Masco Corporation and 50 percent in the case of MascoTech, Inc., or if Masco Corporation or MascoTech, Inc. then determines such action to be in its respective best interest.

Under an Assumption and Indemnification Agreement, the Company assumed the liabilities and obligations of the MascoTech businesses, including claims and litigation pending at the time of the acquisition or asserted thereafter based on events which occurred prior to October 1, 1988, but excluding certain income tax and other specified liabilities.

The Company acquired several businesses from Masco Corporation in 1990. As part of the transaction, Masco Corporation agreed to indemnify the Company against certain liabilities of the acquired businesses. In 1993 the Company purchased from MascoTech, Inc., a business for a purchase price of $60 million plus additional payments contingent upon the future level of profitability of the acquired business. MascoTech agreed to indemnify the Company against certain liabilities of the acquired business.

Subject to certain conditions, and upon request, the Company has agreed to file registration statements under the federal securities laws to permit the sale in public offerings of the Company Common Stock held by Masco Corporation and MascoTech, Inc. In addition, the Company entered into arrangements with Masco Corporation and MascoTech, Inc. pursuant to which it has registered shares of Company Common Stock held by certain of their executives under incentive programs established by those companies. The Company provides indemnification against certain liabilities arising from such transactions.

The Company participates with Masco Corporation and MascoTech, Inc. in a number of national purchasing programs, which enable each of them to obtain favorable terms from certain of their service and product suppliers. From time to time, sales of products and services and other transactions may occur among the Company, Masco Corporation and MascoTech, Inc. During 1994, as a result of such sales and transactions, the Company paid approximately $2.0 million to MascoTech, Inc., and Masco Corporation and MascoTech, Inc. paid approximately $2.1 million and $3.4 million, respectively, to the Company. Ownership of securities and various other relationships and incentive arrangements may result in conflicts of interest in the Company's dealings with Masco Corporation, MascoTech, Inc. and others. Masco Corporation is the largest stockholder of MascoTech, Inc. and may be deemed to be a controlling person. Three of the six Directors of the Company are persons affiliated with Masco Corporation or MascoTech, Inc. Mr. Manoogian, who owns 4.9 percent of Company Common Stock and is the Company's Chairman of the Board, is also the Chairman of the Board and Chief Executive Officer of both Masco Corporation and MascoTech, Inc. Messrs. Gargaro and Morgan, who are Directors of the Company, are also Directors of MascoTech, Inc. Mr. Morgan is a Director of Masco Corporation, and Mr. Gargaro is the Secretary of MascoTech, Inc. and the Vice President and Secretary of Masco Corporation. Certain officers and other key employees of the Company receive benefits based upon the value of the common stock of Masco Corporation, MascoTech, Inc. and the Company under incentive compensation plans established by Masco Corporation and MascoTech, Inc. Such benefits include options to purchase and long-term restricted stock incentive awards of common stock of Masco Corporation and MascoTech, Inc. under plans comparable to the Company's plans.

The following table sets forth the number of shares of Masco Corporation and MascoTech, Inc. common stock beneficially owned as of March 15, 1995, by the Company's Directors and executive officers and by its Directors and executive officers as a group:

                                                   SHARES OF COMMON STOCK    SHARES OF COMMON STOCK
                                                    OF MASCO CORPORATION       OF MASCOTECH, INC.
                      NAME                           BENEFICIALLY OWNED        BENEFICIALLY OWNED
                      ----                         ----------------------    ----------------------
Richard A. Manoogian                                      4,088,868                 4,931,142

Brian P. Campbell                                             8,800                     3,200

Eugene A. Gargaro, Jr.                                    2,345,308                   155,774

John A. Morgan                                                1,600                    24,000

All eight Directors and executive officers of
  the Company as a group (excluding subsidiary,
  divisional and group executives)                        4,179,576                 5,017,342

Messrs. Amster, Stern, Meyers and DeChants do not own any Masco Corporation or MascoTech, Inc. common stock. Except for Messrs. Manoogian and Gargaro, who own approximately 2.6 percent and 1.5 percent of Masco Corporation common stock, respectively, and Mr. Manoogian who owns approximately 8.6 percent of MascoTech, Inc. common stock, no Director of the Company owns one percent or more of Masco Corporation or MascoTech, Inc. common stock. Directors and executive officers of the Company as a group own approximately 2.6 percent of Masco Corporation common stock and approximately 8.7 percent of MascoTech, Inc. common stock. Shares owned by the Directors and executive officers of the Company as a group and by Messrs. Manoogian and Gargaro include in each case 2,265,000 shares of Masco Corporation common stock owned, and 96,774 shares of MascoTech, Inc. common stock which could be acquired upon conversion of convertible debt securities owned, in each case by a charitable foundation of which Messrs. Manoogian and Gargaro are directors. Shares owned by Mr. Manoogian and by the Directors and executive officers of the Company as a group include in each case 75,200 shares of Masco Corporation common stock and 202,560 shares of MascoTech, Inc. common stock owned by a charitable foundation of which Mr. Manoogian is a director, and 129,032 shares of MascoTech, Inc. common stock which could be acquired upon conversion of convertible debt securities owned by such foundation. In addition, Mr. Manoogian may be deemed to be the beneficial owner of 200,000 shares of MascoTech, Inc.'s $1.20 Convertible Preferred Stock (1.9 percent of the total issue outstanding) owned by such charitable foundation. Shares owned by Mr. Manoogian and by all Directors and executive officers of the Company as a group include the 161,200 shares of MascoTech, Inc. common stock into which such preferred stock is convertible. Shares owned by Mr. Gargaro and by all Directors and executive officers of the Company as a group include in each case 28,448 shares of Masco Corporation common stock and 2,000 shares of MascoTech, Inc. common stock owned by a charitable foundation, of which Mr. Gargaro is a director, and 25,530 shares of Masco Corporation common stock and 27,000 shares of MascoTech, Inc. common stock held by trusts, of which Mr. Gargaro is a trustee. The directors of the foundations and the trustees exercise voting and investment power with respect to the Masco Corporation and MascoTech, Inc. securities owned by the foundations and trusts, but Messrs. Manoogian and Gargaro disclaim beneficial ownership of such securities. The table also includes 717,740 shares of Masco Corporation common stock for Mr. Manoogian, 7,000 shares for Mr. Campbell and 724,740 shares for the Directors and executive officers of the Company as a group issuable under stock options of Masco Corporation to the extent such options are exercisable prior to May 15, 1995. Share ownership of MascoTech, Inc. common stock includes for Mr. Manoogian and for the Directors and executive officers of the Company as a group in each case 840,000 shares issuable under stock options of MascoTech, Inc. to the extent such options are exercisable prior to May 15, 1995. Shares are owned with sole voting and investment power, except for shares owned by such foundations and trusts, shares issuable upon the exercise of options, unvested shares of Masco

Corporation common stock issued under Masco Corporation's restricted stock incentive plans (71,076 shares for Mr. Manoogian, 1,800 shares for Mr. Campbell, 24,289 shares for Mr. Gargaro and 97,165 shares for all Directors and executive officers of the Company as a group), unvested shares of MascoTech, Inc. common stock issued under Masco Corporation's restricted stock (Industries) incentive plan (70,000 shares for Mr. Manoogian, 3,200 shares for Mr. Campbell and 73,200 shares for all Directors and executive officers of the Company as a group), and unvested shares of MascoTech, Inc. common stock issued under MascoTech, Inc.'s restricted stock incentive plans (26,320 shares both for Mr. Manoogian and for all Directors and executive officers of the Company as a group). Mr. Manoogian may be deemed a controlling person of both Masco Corporation and MascoTech, Inc. by reason of his significant ownership of Masco Corporation and MascoTech, Inc. common stock and his positions as Chairman of the Board and Chief Executive Officer of each company.

                            STOCKHOLDERS' PROPOSALS

Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company at its address stated above by December 8, 1995, to be considered for inclusion in the Company's Proxy Statement and Proxy relating to such meeting.

                            INDEPENDENT ACCOUNTANTS

The firm of Coopers & Lybrand L.L.P. has acted as the Company's independent certified public accounting firm for a number of years and is so acting during the current year. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          EUGENE A. GARGARO, JR.
                                          Secretary

                                          Ann Arbor, Michigan
                                          April 7, 1995

                                                                         ANNEX A

                               TRIMAS CORPORATION
                      1995 LONG TERM STOCK INCENTIVE PLAN

SECTION 1. PURPOSES

The purposes of the 1995 Long Term Stock Incentive Plan (the "Plan") are to encourage selected employees of and consultants to TriMas Corporation (the "Company") and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company's future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean any entity in which the Company's direct or indirect equity interest is at least twenty percent, and any other entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined by the Committee.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean a committee of the Company's directors designated by the Board of Directors to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

          (f) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Incentive Stock Option" shall mean an Option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (i) "Non-Qualified Stock Option" shall mean an Option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (j) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (k) "Other Stock-Based Award" shall mean any right granted under
     Section 6(f) of the Plan.

          (l) "Participant" shall mean an employee of or consultant to the Company or any Affiliate designated to be granted an Award under the Plan.

          (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (n) "Restricted Period" shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.

          (o) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (p) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

          (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

          (r) "Section 16" shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.

          (s) "Shares" shall mean the Company's common stock, par value $.01 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
     Section 4(c) of the Plan.

          (t) "Stock Appreciation Right" shall mean any right granted under
     Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee's authority shall include without limitation the power to:

          (i) designate Participants;

          (ii) determine the types of Awards to be granted;

          (iii) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;

          (iv) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;

          (v) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

          (vi) determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (vii) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;

          (viii) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;

          (ix) designate Options granted to key employees of the Company or its subsidiaries as Incentive Stock Options;

          (x) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;

          (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;

          (xii) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

          (xiii) delegate to directors of the Company who need not be "disinterested persons" within the meaning of Rule 16b-3 the authority to designate Participants and grant Awards, provided such Participants are not directors or officers of the Company for purposes of Section 16; and

          (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders of the Company.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a) Shares Available. Subject to adjustment as provided in Section 4(c):

          (i) Initial Authorization. There shall be 2,000,000 Shares initially available for issuance under the Plan.

          (ii) Acquired Shares. In addition to the amount set forth above, up to 2,000,000 Shares acquired by the Company subsequent to the effectiveness of the Plan as full or partial payment for the exercise price for an Option or any other stock option granted by the Company, or acquired by the Company, in open market transactions or otherwise, in connection with the Plan or any Award hereunder or any other employee stock option or restricted stock issued by the Company may thereafter be included in the Shares available for Awards. If any Shares covered by an Award or to which an Award relates are forfeited, or if an Award expires, terminates or is cancelled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan by reason of such Award, to the extent of any such forfeiture, expiration, termination or cancellation, may thereafter be available for further granting of Awards and included as acquired Shares for purposes of the preceding sentence.

          (iii) Additional Shares. Shares acquired by the Company in the circumstances set forth in (ii) above in excess of the amount set forth therein may thereafter be included in the Shares available for Awards to the extent permissible for purposes of allowing the Plan to continue to satisfy the conditions of Rule 16b-3.

          (iv) Accounting for Awards. For purposes of this Section 4,

             (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan to the extent determinable on such date and insofar as the number of Shares is not then determinable under procedures adopted by the Committee consistent with the purposes of the Plan; and

             (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

     provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or restricted stock awards or stock options granted under any other plan of the Company may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any

     Shares that are delivered by the Company or its Affiliates, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding restricted stock awards or stock options previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are directors or officers of the Company for purposes of Section 16, be counted against the Shares available for granting Awards under the Plan.

          (v) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of Shares reacquired by the Company, including but not limited to Shares purchased on the open market.

(b) Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(c), no Participant may receive stock-based Awards under the Plan in any calendar year that relate to more than 400,000 Shares; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Paragraph 4(b) in any prior years that were not granted in such prior years. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.

(c) Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and
(iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

Any employee of or consultant to the Company or any Affiliate, including any officer of the Company (who may also be a director, but excluding a member of the Committee, any person who serves only as a director of the Company and any consultant to the Company or an Affiliate who is also a director of the Company and who is not rendering services pursuant to a written agreement with the entity in question), as may be selected from time to time by the Committee or by the directors to whom authority may be delegated pursuant to Section 3 hereof in its or their discretion, is eligible to be designated a Participant.

SECTION 6. AWARDS

(a) Options. The Committee is authorized to grant Options to Participants.

          (i) Committee Determinations. Subject to the terms of the Plan, the Committee shall determine:

             (A) the purchase price per Share under each Option;

             (B) the term of each Option; and

             (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash,

        Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     Subject to the terms of the Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.

          (ii) Other Terms. Unless otherwise determined by the Committee:

             (A) A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.

             (B) At the time of exercise of an Option payment in full in cash shall be made for all Shares then being purchased.

             (C) The Company shall not be obligated to issue any Shares unless and until:

                (I) if the class of Shares at the time is listed upon any stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

                (II) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company's counsel.

             Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company's counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

             (D) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that an entity is no longer an Affiliate) other than the Participant's death, the Participant may thereafter exercise the Option as provided below, except that the Committee may terminate the unexercised portion of the Option concurrently with or at any time following termination of the employment or consulting arrangement (including termination of employment upon a change of status from employee to consultant) if it shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. If such termination is voluntary on the part of the Participant, the option may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, if an employee retires on or after normal retirement date or if the employment or consulting relationship is terminated by reason of permanent and total disability, the Option may be exercised within three months after the date of termination or retirement. For purposes of this Paragraph (D), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (E) If a Participant dies at a time when entitled to exercise an Option, then at any time or times within one year after death such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to death. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

             (F) An Option may be exercised only if and to the extent such Option was exercisable at the date of termination of employment or the consulting arrangement, and an Option may not be exercised at a time when the Option would not have been exercisable had the employment or consulting arrangement continued.

          (iii) Restoration Options. The Committee may grant a Participant the right to receive a restoration Option with respect to an Option or any other option granted by the Company. Unless the Committee shall otherwise determine, a restoration Option shall provide that the underlying option must be exercised while the Participant is an employee of or consultant to the Company or an Affiliate and the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment of the original option.

(b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over
(ii) the grant price of the right as specified by the Committee. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units.

          (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee.

          (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Subject to the aforementioned restrictions and the provisions of the Plan, Participants shall have all of the rights of a stockholder with respect to Shares of Restricted Stock.

          (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

          (iv) Forfeiture. Except as otherwise determined by the Committee:

             (A) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that any entity is no longer an Affiliate), other than the Participant's death or permanent and total disability or, in the case of an employee, retirement on or after normal retirement date, all Shares of Restricted Stock theretofore awarded to the Participant which are still subject to restrictions shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company. Notwithstanding the foregoing or Paragraph (C) below, if a Participant continues to hold an Award of Restricted Stock following termination of the employment or consulting arrangement (including retirement and termination of employment upon a change of status from employee to consultant), the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. For purposes of this Paragraph
        (A), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (B) If a Participant ceases to be employed or retained by the Company or an Affiliate by reason of death or permanent and total disability or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in the Award shall lapse with respect to such Restricted Stock.

             (C) If an employee ceases to be employed by the Company or an Affiliate by reason of retirement on or after normal retirement date, the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though employment had not terminated.

             (D) At the expiration of the Restricted Period as to Shares covered by an Award of Restricted Stock, the Company shall deliver the Shares as to which the Restricted Period has expired, as follows:

                (1) if an assignment to a trust has been made in accordance with
           Section 6(g)(iv)(B)(1)(c), to such trust; or

                (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in a form approved by the Company, to the beneficiary so designated; or

                (3) in all other cases, to the Participant or the legal representative of the Participant's estate.

(d) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and other terms and conditions shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants to persons who are subject to Section 16 must comply with the provisions of Rule 16b-3. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

(g) General.

          (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

          (iv) Limits on Transfer of Awards.

             (A) Except as the Committee may otherwise determine, no Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

             (B) Notwithstanding the provisions of Paragraph (A) above:

                (1) Except as set forth in Paragraph (2) below, a Participant may assign or transfer an Option or rights under an Award of Restricted Stock or Restricted Stock Units:

                    (a) to a beneficiary designated by the Participant in
               writing on a form approved by the Committee;

                    (b) by will or the applicable laws of descent and
               distribution to the personal representative, executor or administrator of the Participant's estate; or

                    (c) to a revocable grantor trust established by the
               Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Award may be assigned, for the purpose of determining compensation arising by reason of the Award, shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                (2) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.

             (C) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant's estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award, subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

          (v) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Change in Control. (A) Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control (as hereinafter defined) the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee's authority set forth in Section 4(c), the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

          (B) A Change in Control shall occur if:

             (1) any "person" or "group of persons" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than pursuant to a transaction or agreement previously approved by the Board of Directors of the Company, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of (A) the Company or (B) an Affiliated Party (as hereinafter defined); or

             (2) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

          An "Affiliated Party" shall mean (x) MascoTech, Inc., a Delaware corporation ("MascoTech"), provided MascoTech then owns at least twenty percent of the combined voting power of all voting securities of the Company, or (y) Masco Corporation, a Delaware corporation ("Masco"), provided Masco then owns (i) at least twenty percent of the combined voting power of all voting securities of the Company, or (ii) at least twenty percent of the combined voting power of all voting securities of MascoTech and MascoTech and Masco Corporation together then own an aggregate of at least twenty percent of the combined voting power of all voting securities of the Company.

          (vii) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award outstanding hereunder may at any time be cancelled in the Committee's sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board of Directors of the Company may amend the Plan and the Board of Directors or the Committee may amend any outstanding Award; provided, however, that (i) no Plan amendment shall be effective until approved by stockholders of the Company insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the conditions of Rule 16b-3, and (ii) without the consent of affected Participants no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards.

          (b) Waivers. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

          (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

          (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

SECTION 8. GENERAL PROVISIONS

(a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

(b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other written agreement with the Participant.

(e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the Company's stockholders.

                                 [TRIMAS LOGO]

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
           /      /

(1)  Election of Directors      FOR all nominees  / /           WITHHOLD AUTHORITY to vote  / /               EXCEPTIONS  / /
                                listed below                    for all nominees listed below

     Class I Directors to hold office until the 1998 Annual Meeting of Stockholders or until their respective successors are elected and qualified:
     Nominees:  BRIAN P. CAMPBELL and JOHN A. MORGAN
     (INSTRUCTIONS:  To withhold authority to vote for either nominee mark the "Exceptions" box and strike a line through that nominee's name.)

(2)  Proposal to approve the 1995 Long Term Stock Incentive Plan.       (3)  In their discretion upon such other business as may
                                                                             properly come before the meeting.
     FOR  / /    AGAINST  / /    ABSTAIN  / /

     The shares represented by this Proxy will be voted in accordance with the specifications above.  IF SPECIFICATIONS ARE NOT
     MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES AND FOR THE APPROVAL OF THE PROPOSAL.

     The undersigned acknowledges receipt of the accompanying Notice of Annual                     Change of Address and
     Meeting of Stockholders and Proxy Statement.                                                  or Comments Mark Here   / /

                                                                                           Please sign exactly as name appears at
                                                                                           left.  Executors, administrators,
                                                                                           trustees, et al. should so indicate when
                                                                                           signing.  If the signature is for a
                                                                                           corporation, please sign the full
                                                                                           corporate name by an authorized officer.
                                                                                           If the signature is for a partnership,
                                                                                           please sign the full partnership name
                                                                                           by an authorized partner.  If shares are
                                                                                           registered in more than one name, all
                                                                                           holders must sign.

                                                                                           Dated:_____________________________, 1995
                                                                             |
                                                                             |             ___________________________________(L.S.)
                                                                             |                           Signature
                                                                   __________|             ___________________________________(L.S.)
                                                                                                         Signature

                                                                                           VOTES MUST BE INDICATED
     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.     (X) IN BLACK OR BLUE INK.   / /

- -----------------------------------------------------------------------------------------------------------------------------------


                                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 1995
                                                        TRIMAS CORPORATION
                                        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD
                     A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Common
                     Stock registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the  Annual Meeting of Stockholders of
                     TriMas Corporation to be held at the Crowne Plaza Hotel, 610 Hilton Boulevard, Ann Arbor,
                     Michigan 48108, on Wednesday, May 10, 1995, at 11:00 A.M., Eastern daylight time, and at any adjournment thereof.

                                                        (Continued and to be signed and dated on other side.)



                                                                TRIMAS CORPORATION
                                                                P.O. BOX 11803
                                                                NEW YORK, N.Y. 10203-0803
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